THE LAW OFFICE OF
RONALD N. VANCE, P.C.
Attorney at Law

May 7, 2010

Michael P. Kurtanjek, President
White Mountain Titanium Corporation

Re:  Registration Statement on Form S-1

Dear Mr. Kurtanjek:

I am acting as counsel to White Mountain Titanium Corporation (the “Company”), a Nevada corporation, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-1 (File No. 333-164963), initially filed with the Commission on February 12, 2010, and all pre-effective amendments thereto (the “Registration Statement”).  The Registration Statement registers the offering and sale by the Company (the “Primary Offering”) of the following securities and the offering and sale by certain selling stockholders (the “Selling Stockholders”) of the Company(the “Secondary Offering”) of the securities set forth below (all of which are collectively referred to herein as the “Securities”):

(a)           up to 2,500,000 units (the “Units”) to be offered and sold in the Primary Offering;

(b)           up to 7,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”),  to be included in the Units (the “Unit Shares”);

(c)           up to 2,500,000 common stock purchase warrants (the “Unit Warrants”) to be included in the Units;

(d)           up to 2,500,000 shares of Common Stock issuable upon exercise of the Unit Warrants (the “Unit Warrant Shares”);

(e)           up to an aggregate of 1,000,000 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock  to be offered and sold by a Selling Stockholder in the Secondary Offering (the “Preferred Convertible Shares”);

(f)            up to an aggregate of 10,947,600 shares of Common Stock issuable upon conversion of outstanding warrants and options held by the selling stockholders (the “Selling Stockholder Warrant/Option Shares”) to be offered and sold in the Secondary Offering; and

(g) )           up to an aggregate of 8,154,000 shares of Common Stock (the “Selling Stockholder Shares”) to be offered and sold by the Selling Stockholders in the Secondary Offering.

In connection with this opinion, I have reviewed originals or copies (certified or otherwise identified to my satisfaction) of the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, resolutions adopted by the Company’s Board of Directors, the Registration Statement, the exhibits to the Registration Statement, and such other records, documents, statutes and decisions, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as I have deemed relevant in rendering this opinion.

Michael P. Kurtanjek, President
May 7, 2010

In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that pursuant to the corporate laws of the State of Nevada, including all relevant provisions of the state constitution and all judicial interpretations interpreting such provisions:

(i)           the Securities have been duly authorized for issuance by all necessary corporate action by the Company;

(ii)           the Units  and the Unit Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

 (iii)         each Unit Warrant, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(iv)           the Unit Warrant Shares, when issued and sold by the Company in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(v)           the Preferred Convertible Shares, when issued and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

(vi)           the Selling Stockholder Warrant/Option Shares, when issued and sold by the Selling Stockholders in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and

(vii)            the Selling Stockholder Shares are validly issued, fully paid and non-assessable;

This opinion letter is given as of the date hereof, and I express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof.  I assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my firm’s name in the related prospectus under the heading “Legal Matters.”

Very truly yours,

/s/ Ronald N. Vance